Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 002-77235, 033-29022, 033-33458, 033-34406, 033-53777, 033-60225, 033-60227, 033-60237, 033-60815, 333-01411, 033-52931, 033-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190, 333-131934, 333-138326, 333-138327, 333-148964, 333-170559, 333-171968, 333-196722, 333-232585(1) and 333-232585(2)) and Form S-3 (Nos. 033-49475(1), 033-31732, 333-03763, 333-27669, 333-32690, 333-101034, 333-230099 and 333-230099-01) of International Business Machines Corporation of our report dated February 23, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2020 Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 23, 2021 relating to the financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
February 23, 2021